Exhibit 99.1


Lexmark reports record revenue and EPS for fourth quarter and full year 2003

-- Highest year-to-year sales growth in 15 quarters --

Lexington, Ky., Jan. 26, 2004 - Lexmark International, Inc. (NYSE: LXK) today announced record financial results for both the fourth quarter and full year 2003. Fourth-quarter revenue was $1.370 billion, an increase of 13 percent, the highest year-to-year growth rate since first quarter 2000. Revenue for the full year ended Dec. 31, 2003 was a record $4.755 billion. Diluted net earnings per share for the fourth quarter were $1.05, up 17 percent from the 90 cents reported for the same period a year earlier. Full year earnings per share rose 20 percent to a record $3.34.

"Our fourth-quarter revenue growth was significantly over our guidance, driven by strong printer sales," said Paul J. Curlander, Lexmark chairman and chief executive officer. "Lexmark's earnings for the quarter exceeded our expectations as we achieved higher revenue and were able to hold gross profit margins fairly stable both sequentially and year-to-year."

Fourth-quarter laser and inkjet printer revenue increases 23 percent

For the fourth quarter, Lexmark's revenue was a record $1.370 billion, a 13 percent increase from the $1.207 billion reported in the same period of 2002. Laser and inkjet supplies revenue of $716 million was up 10 percent from $654 million a year ago. Laser and inkjet printer revenue was $560 million in the fourth quarter, an increase of 23 percent from $456 million a year earlier.

Gross profit margin was 31.9 percent for the quarter versus 31.8 percent a year ago. Operating expenses were $249 million compared with $224 million in the prior year, and were a record low 18.2 percent of revenue. Operating income margin was 13.7 percent in the fourth quarter versus 13.2 percent in the same period a year earlier. Diluted net earnings per share for the period rose 17 percent to a record $1.05.

Lexmark's debt-to-total-capital ratio at Dec. 31, 2003 was 8 percent compared with 9 percent at Sept. 30, 2003. Net cash provided by operating activities for the quarter was $269 million. Capital expenditures for the quarter were $39 million. Lexmark repurchased approximately 70,000 shares of its common stock during the fourth quarter for $5 million, at prices ranging from $71.51 to $74.30 per share. The company's remaining share repurchase authorization was approximately $183 million as of Dec. 31, 2003.

Full year 2003 net cash provided by operating activities was $748 million

Lexmark's 2003 annual revenue was $4.755 billion, an increase of 9 percent over 2002 revenue of $4.356 billion. Laser and inkjet supplies revenue was $2.629 billion for the year, a 13 percent increase from $2.335 billion a year ago, and represents 55 percent of total revenue versus 54 percent in 2002. Laser and inkjet printer revenue grew 8 percent from last year to $1.760 billion.

Gross profit margin was up 1.0 points from the prior year to 32.5 percent. Operating income was 12.5 percent of revenue or $594 million, versus $511 million a year earlier. Diluted net earnings per share for the year were $3.34, up 20 percent over $2.79 per share in 2002.

Lexmark's net cash provided by operating activities was $748 million in 2003 and capital expenditures for the year were $94 million. "Our continued focus on improving operational efficiency and reducing cash cycle days resulted in another year of strong cash generation for the company," Curlander stated.


Looking forward:

"We had strong customer demand for our printing solutions in the fourth quarter, and we believe this positions us well for growth in the first quarter," said Curlander. "While we do see some indications of market improvement, we continue to remain cautious due to the uncertain economic environment and the potential for aggressive price competition. In the first quarter of 2004, we expect a year-over-year revenue growth rate of mid- to high-single digits and earnings per share in the range of 79 to 89 cents."

                                       ###

Lexmark is hosting a conference call with securities analysts on Monday, Jan. 26, 2004 at 8:30 a.m. Eastern Time (888-338-6461). A live broadcast over the Internet and a complete replay of this call can be accessed from Lexmark's investor relations web site at http://investor.lexmark.com.

Lexmark International, Inc. is a leading developer, manufacturer and supplier of printing solutions -- including laser and inkjet printers, multifunction products, associated supplies and services -- for offices and homes in more than 150 countries. Founded in 1991, Lexmark reported approximately $4.8 billion in revenue in 2003, and can be found on the Internet at www.lexmark.com.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are property of their respective holders.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties, including, but not limited to, aggressive pricing from competitors and resellers, the impact of competitors' products, the ability and/or incremental expense to produce and deliver products to satisfy customer demand, market acceptance of new products and pricing programs, financial failure or loss of business with a key customer, reseller or supplier, management of the company's and resellers' inventory levels, currency fluctuations, changes in a country's or region's political or economic conditions, production and supply difficulties including disruptions at important points of exit and entry and distribution centers, competition in aftermarket supplies, increased investment to support product development, unforeseen cost impacts, conflicts among sales channels, difficulties or delays in software and information systems implementations, the outcome of pending and future litigation or governmental proceedings, intellectual property and other legal claims and expenses, and other risks described in the company's Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

             LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                          Three Months Ended
                                                             December 31
                                                        ----------------------

                                                           2003          2002
                                                           ----          ----

Revenue                                                 $1,369.5      $1,207.3

Cost of revenue                                            932.8         823.5
                                                        --------      --------

         Gross profit                                      436.7         383.8
                                                        --------      --------


Research and development                                    70.4          65.3
Selling, general and administrative                        178.5         164.6
Restructuring reversals                                      -            (5.9)
                                                        --------      --------
             Operating expense                             248.9         224.0
                                                        --------      --------

         Operating income                                  187.8         159.8


Interest (income)/expense, net                              (0.7)          1.1
Other                                                        1.0           1.5
                                                        --------      --------

         Earnings before income taxes                      187.5         157.2
                                                        --------      --------

Provision for income taxes                                  48.7          40.9
                                                        --------      --------
         Net earnings                                   $  138.8      $  116.3
                                                        ========      ========



Net earnings per share:
         Basic                                          $   1.08      $   0.92
                                                        ========      ========

         Diluted                                        $   1.05      $   0.90
                                                        ========      ========



Shares used in per share calculation:
         Basic                                             128.9         126.6
                                                        ========      ========

         Diluted                                           132.2         129.8
                                                        ========      ========


                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                      Year Ended
                                                                     December 31
                                                               ------------------------

                                                                  2003          2002
                                                                  ----          ----

Revenue                                                         $4,754.7      $4,356.4

Cost of revenue                                                  3,209.6       2,985.8
                                                                --------      --------

         Gross profit                                            1,545.1       1,370.6
                                                                --------      --------


Research and development                                           265.7         247.9
Selling, general and administrative                                685.5         617.8
Restructuring reversals                                              -            (5.9)
                                                                --------      --------
         Operating expense                                         951.2         859.8
                                                                --------      --------


         Operating income                                          593.9         510.8


Interest (income)/expense, net                                      (0.4)          9.0
Other                                                                0.8           6.2
                                                                --------      --------

         Earnings before income taxes                              593.5         495.6

Provision for income taxes                                         154.3         128.9
                                                                --------      --------
         Net earnings                                           $  439.2      $  366.7
                                                                ========      ========



Net earnings per share:
         Basic                                                  $   3.43      $   2.85
                                                                ========      ========

         Diluted                                                $   3.34      $   2.79
                                                                ========      ========



Shares used in per share calculation:
         Basic                                                     128.1         128.5
                                                                ========      ========

         Diluted                                                   131.4         131.6
                                                                ========      ========


                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                  (In Millions)
                                   (Unaudited)


                                                                                           December 31          December 31
                                                                                               2003                 2002
                                                                                        -------------------   -----------------


ASSETS

Current assets:
         Cash and cash equivalents                                                        $   744.6             $   497.7
         Marketable securities                                                                451.5                   -
         Trade receivables, net                                                               615.4                 600.3
         Inventories                                                                          437.0                 410.3
         Prepaid expenses and other current assets                                            195.3                 290.5
                                                                                          ---------             ---------
                  Total current assets                                                      2,443.8               1,798.8

Property, plant and equipment, net                                                            715.9                 747.6
Other assets                                                                                  290.7                 261.7
                                                                                          ---------             ---------
                  Total assets                                                            $ 3,450.4             $ 2,808.1
                                                                                          =========             =========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Short-term debt                                                                  $     1.1             $    12.3
         Accounts payable                                                                     465.7                 378.5
         Accrued liabilities                                                                  716.5                 708.2
                                                                                          ---------             ---------
                  Total current liabilities                                                 1,183.3               1,099.0

Long-term debt                                                                                149.3                 149.2
Other liabilities                                                                             474.8                 478.3
                                                                                          ---------             ---------
                  Total liabilities                                                         1,807.4               1,726.5
                                                                                          ---------             ---------


Stockholders' equity:
         Preferred stock                                                                        -                     -
         Common stock and capital in excess of par                                            958.0                 865.1
         Retained earnings                                                                  2,095.0               1,655.8
         Treasury stock                                                                    (1,213.5)             (1,209.6)
         Accumulated other comprehensive loss                                                (196.5)               (229.7)
                                                                                          ---------             ---------
                  Total stockholders' equity                                                1,643.0               1,081.6
                                                                                          ---------             ---------
                  Total liabilities and stockholders' equity                              $ 3,450.4             $ 2,808.1
                                                                                          =========             =========


